                                                                 EXHIBIT 24.2

                           SPECIAL POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that Charles S. Troy constitutes and appoints each of Tracy A. Edwards and John J. Cost as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments and post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

Dated March 15, 1994

                                          /s/ Charles S. Troy
                                          ------------------------------------
                                          Charles S. Troy